UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 River Park Drive, Suite 210, Sacramento, California	95815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Messrs. Steve Colmar and Richard Rees resigned as directors of Digital Music Group, Inc. (“DMG”) effective prior to DMG’s initial public offering on February 2, 2006, as described in DMG’s Registration Statement on Form S-1 (File No. 333-128687), as declared effective on February 1, 2006 (the “Registration Statement”), which is incorporated by reference herein.

(d)	Messrs. David Altschul, Roger Biscay, Peter Csathy, Terry Hatchett, John Kilcullen and Mitchell Koulouris were elected new directors of DMG effective following the resignations of Messrs. Steve Colmar and Richard Rees and immediately prior to DMG’s initial public offering on February 2, 2006, as described in the Registration Statement. The foregoing new directors were appointed to the following committees of the board of directors of DMG at such time:

Audit Committee: Messrs. Roger Biscay and Terry Hatchett*

Compensation Committee: Messrs. Roger Biscay, Terry Hatchett and John Kilcullen*

Nomination and Corporate Governance Committee: Messrs. David Altschul, Roger Biscay, Peter Csathy, Terry Hatchett and John Kilcullen

Content Acquisition Committee: Messrs. David Altchul* and Peter Csathy

* Chairman of the Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: February 7, 2006	By:	/s/ Mitchell Koulouris
	Name:	Mitchell Koulouris
	Title:	President and Chief Executive Officer